Exhibit 1.2

                       Form of Selected Dealers Agreement


                     [Letterhead of Berthel Fisher& Company
                             Financial Services Inc.


                               ___________ , 2001


To: The Selected Dealer

_________________________
_________________________
_________________________

                         Shaffer Diversified Fund, L.P.

Gentlemen:

     Shaffer Diversified Fund, L.P., a Delaware limited partnership (the "Fund"), proposes to offer and sell to the public a minimum of 1,000 and a maximum of 25,000 units of limited partnership interest of the Fund ("Units") upon the terms and subject to the conditions set forth in (i) the selling agent agreement dated as of __________, 2001 (the "Selling Agent Agreement") entered into among Shaffer Asset Management, Inc., the general partner of the Fund (the "General Partner"), the Fund and Berthel Fisher & Company Financial Services, Inc. (the "Selling Agent") and (ii) the Registration Statement, Prospectus and Statement of Additional Information of the Fund (as defined in Section 1(a) of the Selling Agent Agreement).

     Pursuant to the terms of the Selling Agent Agreement, the Selling Agent has agreed to use its best efforts to obtain subscribers for the Units. The Fund has agreed that the Selling Agent may, in its discretion, use the services of other members of the National Association of Securities Dealers, Inc. (the "NASD") and any foreign broker/dealer or institution which is not eligible for membership in the NASD but which agrees to abide by the NASD's Rules of Fair Practice (hereinafter collectively referred to as "Selected Dealers") in connection with the offer and sale of the Units. You are invited to become one of the Selected Dealers and to use your best efforts to obtain subscribers for the Units in accordance with the Selling Agent Agreement and the terms and conditions contained herein.

     1. Solicitation and Solicitation Material.

     Solicitation and other activities by Selected Dealers hereunder shall be undertaken only in accordance with applicable laws and regulations and the terms hereof. Each person desiring to purchase Units will be required to complete and execute a Subscription Agreement / Power of Attorney as described in the Prospectus and Statement of Additional Information and to return such Subscription Agreement / Power of Attorney, together with a check made payable to "Shaffer Diversified Fund, L.P. Escrow Account No. __________" in an amount equal to $1,000 per Unit ($950 per Unit, plus an initial sales charge of $50 per Unit) multiplied by the number of Units subscribed for prior to the Initial Closing Date (as defined in Section 7(d) of the Selling Agent Agreement). After the Initial Closing Date, checks should be made payable to "Shaffer Diversified Fund, L.P." in the amount of the desired

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subscription, plus a sales charge of five percent (5%) of the desired subscription. The appropriate number of Units will be issued at a purchase price per Unit equal to the then current Net Asset Value per Unit (as defined in the Prospectus and Statement of Additional Information). You shall ascertain that each such Subscription Agreement / Power of Attorney has been completed and executed by such prospective purchaser and shall then mail or deliver such Subscription Agreements / Powers of Attorney, together with the checks and such other documents as may be required by the Selling Agent or under any Federal or state securities law, to the Selling Agent at 701 Tama Street, Building B, P.O. Box 609, Marion, IA 52302-0609, to the attention of Diane M. Anderson, by noon of the next business day following your receipt of such Subscription Agreement / Power of Attorney and check. The Selling Agent will arrange for the opening of a customer account with you, for each subscriber of Units you procure that is accepted by the General Partner, for the purpose, among other things, of crediting interest thereon, redeeming Units with respect thereto, and receiving distributions thereon. If the subscription for Units is not accepted, the subscriber's monies will be returned directly to the subscriber, without interest, and notice will be given to you of such rejection.

     Accompanying this letter is a copy of the Prospectus and Statement of Additional Information. Additional copies of the Prospectus and Statement of Additional Information are being sent to you under separate cover and further additional copies will be sent to you in reasonable quantities upon your request. Public advertisement of the offering shall be made by the Selling Agent on such date(s), if any, as it shall determine. No Selected Dealer is authorized to publish or circulate any advertising or solicitation material ("Sales Literature") other than the Prospectus and Statement of Additional Information without the prior written consent of the Fund and the Selling Agent, and any such advertising made by a Selected Dealer pursuant to such written consent shall be at the expense, responsibility and risk of the Selected Dealer. You agree to maintain and produce for the Selling Agent at its request a full and complete record showing all persons to whom copies of any preliminary prospectus, Prospectus, Statement of Additional Information or Sales Literature have been delivered or mailed at any time.

     Upon receipt by you from time to time of notices from the Selling Agent that an amended or supplemented Prospectus or Statement of Additional Information is required to be delivered in connection with the offer and sale of the Units, you shall immediately cease making deliveries of the non-amended or non-supplemented Prospectus or Statement of Additional Information, as the case may be, and shall also cease making offers and sales of Units until such time as
(i) you shall have received the consent of the Selling Agent to resume such offers and sales; and (ii) you shall have received copies of the amended or supplemented Prospectus or Statement of Additional Information , as the case may be.

     2. Compensation.

     As compensation for your services in soliciting and obtaining purchasers of the Units, the Selling Agent agrees to pay to you a selling commission equal to _____ percent of the sales charges paid to the Selling Agent with respect to the subscriptions for Units paid for through your efforts and accepted by the General Partner; provided, however, that subscriptions for at least 1,000 Units offered by the Prospectus and Statement of Additional Information are received and accepted by the General Partner on or before sixty (60) days after the date of the Prospectus and Statement of Additional Information (subject to the right of the General Partner, in its sole discretion, to extend such offering period for up to an additional sixty (60) days) and further subject to the conditions set forth in the Prospectus and the Statement of Additional Information. Determination by the Selling Agent of the amount payable to each Selected Dealer shall be conclusive. A Selected Dealer is not entitled to any selling commissions or other compensation in any case in which it is determined by the Selling Agent that the solicitation engaged in by such Selected Dealer was made in violation of the applicable securities laws of any jurisdiction. The selling commissions payable to a


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

Selected Dealer shall be paid by the Selling Agent within seven (7) business days after both (i) the General Partner has accepted the subscription for the Units for which such commissions are payable and (ii) such subscription has been contributed to the, capital of the Fund. Acceptance of such selling commissions shall constitute a representation by you that you have complied with all of the provisions of this Agreement.

     You understand that the General Partner of the Fund, in its discretion, may reject any tendered subscription in whole or in part for any reason.

     You hereby authorize the Selling Agent to deduct from the compensation you are to receive under this Section 2 all transfer taxes, if any, paid by the Selling Agent for your account with respect to sales of Units made through your efforts.

     In the event that you agree to provide the continuing services to the Fund and its limited partners in the Continuing Services Agreement attached to the Registration Statement as Exhibit 1.3 (the "Continuing Services Agreement"), the Selling Agent will pay, or cause the Fund to pay, to your firm (i) 1/12 of 1.0% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased within the prior twelve-month period which are held by persons who are being serviced by your firm pursuant to the terms of the Continuing Services Agreement, and (ii) 1/12 of 3.0% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased more than twelve months prior thereto which are held by persons who are being serviced by your firm pursuant to the terms of the Continuing Services Agreement.

     3. Unauthorized Information and Representations.

     Neither you nor any other person is authorized by the Selling Agent, the General Partner or the Fund to give any information or make any representations in connection with this Agreement or the offering of Units other than those contained in the Prospectus and the Statement of Additional Information and in sales literature, the content, publication and circulation of which has been approved in writing by the Selling Agent and the Fund. You understand that you are not authorized to act as an agent of the Selling Agent or the Fund in any connection or transaction, and you agree not to act as such agent and not to purport to do so.

     4. Blue Sky Qualification.

     Upon application to the Selling Agent, you will be informed of the jurisdictions in which it is believed that solicitations and sales of Units may be legally made under the applicable securities or blue sky laws, but neither the Selling Agent nor the Fund assumes any responsibility as to such legality or as to the qualification of any Selected Dealer to offer or sell Units in any jurisdiction. Solicitations are to be made only by Selected Dealers qualified to act as such for such purpose within the jurisdiction(s) in which they act. You understand and agree that under no circumstances will you engage in any activities hereunder in any state or jurisdiction unless (i) the Units have been registered or qualified for sale under the securities or blue sky laws thereof, or are exempt therefrom, and (ii) you may lawfully engage in such activities therein.


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


     5. General.

     In soliciting purchasers of Units, you agree to comply with any applicable requirements of the Securities Exchange Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act, as amended (the "CE Act"), and the published rules and regulations under each of the Acts (hereinafter collectively referred to as the "Acts"), and in particular, without limiting any of the foregoing, you agree not to deliver any Sales Literature to any person unless preceded or accompanied by a Prospectus and Statement of Additional Information. You also confirm that you are familiar with the Statement of Policy of the North American Securities Administrators Association, Inc., adopted on September 21, 1983 (effective January 1, 1984), as amended and adopted on August 30, 1990, establishing guidelines for the registration of commodity pool programs, and you agree to observe the requirements of such Statement of Policy, or of any regulatory provisions comparable thereto, with respect to offers and sales of Units in any jurisdictions in which such Statement of Policy or comparable provisions have been adopted or are in effect to the extent that the Prospectus and Statement of Additional Information are not inconsistent with such Statement of Policy and comparable provisions.

     6. Termination.

     This Agreement may be terminated by either party upon written or telegraphic notice to the other and in any case it will terminate upon termination of the Selling Agent Agreement; provided, however, that all selling commissions and other compensation payable to you under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease except for the indemnification obligations set forth in Section 9 hereof, and the obligations to settle accounts hereunder.

     7. Liability of the Selling Agent.

     Nothing herein contained shall constitute the Selected Dealers, inter se, or any of the Selected Dealers and the Selling Agent an association, partnership, unincorporated business, joint venture or any other separate entity. The Selling Agent shall be under no liability to make any payment to you except as provided in Section 2 hereof. The Selling Agent shall not be under any liability for or in respect of the value or validity of the Units, the performance by any other person of any agreement on its part, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by the Selling Agent under the terms of this Agreement. You agree to pay your proportionate share of any amount asserted against and discharged by the Selling Agent or the Selected Dealers, or any of them, based upon the claim that the Selling Agent and the Selected Dealers constitute an association, partnership, unincorporated business, joint venture or any other separate entity, including any expense incurred in defending against any and all such claims.

     8. Representations and Warranties.

     (a) You represent and warrant that (i) if you are located within the United States, you are a member in good standing of the NASD, and if you are not located within the United States, you will conform to the rules of the NASD contained in its Rules of Fair Practice in connection with all offers and sales of Units; (ii) your registered representatives who offer and sell Units are duly registered representatives of your firm; (iii) you have examined the Registration Statement and the Prospectus as amended to date and are familiar with the terms of the offering of the Units; (iv) you are willing to accept the responsibilities of a Selected Dealer under the Acts; (v) you are willing to proceed with the offering of the Units in the manner contemplated in the Registration Statement, the Prospectus, the Statement of Additional Information, the Selling Agent Agreement and this Agreement; and (vi) your commitment to use your best efforts to find purchasers for Units will not result in a violation of the 1934


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

Act or any rule or regulation thereunder, or of any rules of any securities or commodity exchange to which the Selling Agent or the Fund is subject, or of any restriction imposed upon the Selling Agent or the Fund by any such exchange or governmental authority.

     (b) You further represent and warrant that, in recommending to a participant the purchase, sale or exchange of Units, you shall:

     (i) have reasonable grounds to believe, on the basis of information obtained from the purchaser concerning his investment objectives, his other investments, his financial situation and needs, and any other information known by you, that:

               (A) the purchaser is or will be in a financial position appropriate to enable him to realize, to a significant extent, the benefits described in the Prospectus and the Statement of Additional Information;

               (B) the purchaser has a fair market net worth sufficient to sustain the risks inherent in an investment in the Fund, including the loss of his entire investment and the lack of liquidity; and

               (C) investment in the Fund is otherwise suitable for the participant; and

     (ii) maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

     (c) Notwithstanding the provisions of Section 8(b)(i)(B) hereof, you shall not execute any transaction without prior written approval of the transaction by the purchaser.

     (d) You shall have reasonable grounds to believe, based on information made available to you by the General Partner through the Prospectus, the Statement of Additional Information or other materials, that all material facts relating to an investment in the Fund are adequately and accurately disclosed and provide a basis for evaluating the investment.

     (e) In determining the adequacy of disclosed facts pursuant to Section 8(b)(i)(D) hereof, you shall obtain information on material facts relating, at a minimum, to (i) the items of compensation to be paid by the Fund; (ii) the tax aspects of an investment in the Fund; (iii) the financial stability and experience of the sponsors of the Fund; (iv) the conflicts of interest and risk factors inherent in an investment in the Fund; and (v) other pertinent reports, including financial statements.

     (f) For purposes of Sections 8(b)(i)(D) and (E) hereof, you may rely upon the results of an inquiry conducted by another member or members of the NASD, provided that (i) you have reasonable grounds to believe that such inquiry was conducted with due care; (ii) the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and (iii) no member that participated in the inquiry is a sponsor of the Fund or an affiliate of such sponsor.

     (g) Prior to executing a purchase transaction for Units, you shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.


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


     9. Indemnity.

     You agree to indemnify and hold harmless the Fund, the General Partner, the Selling Agent, and their respective shareholders, directors, officers, employees and affiliates and each person, if any, who controls the Fund, the General Partner or the Selling Agent within the meaning of the 1933 Act against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, costs of investigation and attorneys' fees and disbursements) arising directly or indirectly out of or based directly or indirectly upon (i) your failure to send or deliver a copy of the Prospectus or Statement of Additional Information (or any correcting amendment or supplement thereto of the kind described in Section 1 hereof) furnished to you by the Selling Agent, the Fund or the General Partner to any purchaser of Units at the time of or prior to the written confirmation of the sale of Units to such purchaser or your failure to send or deliver to any purchaser, at the time of or prior to the written confirmation of the sale of Units to such purchaser, any correcting amendment or supplement to the Prospectus or Statement of Additional Information of which you were informed as to the necessity of such delivery in accordance with said
Section 1, and (ii) any violation by you of any of the Acts or any state "blue sky" laws. Without limitation, any loss of the Selling Agent's right of indemnification under Section 8 of the Selling Agent Agreement shall be deemed a loss indemnified against by you under this Section 9. The indemnification agreements in this Section 9 shall be in addition to any liability that you may otherwise have. Nothing contained in this Section 9 or elsewhere in this Agreement shall be construed as an admission that you are an "underwriter" of the Units within the meaning of the 1933 Act.

     10. Miscellaneous. (a) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

     (b) Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (c) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the respective parties hereto at the following addresses:

      Party:                                               Address:

The Selling Agent                   __________________________________
                                    __________________________________
                                    Attention: _______________________

The Selected Dealer                 At the address specified  by such Additional
                                    Seller in the Confirmation of Acceptance

Any party may by notice change the address to which notices or other communications to such party are to be delivered or mailed.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (e) Arbitration. Any controversy or claim arising out of, resulting from or relating to this Agreement shall be settled exclusively by arbitration conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or organization which is


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the successor thereto). The parties hereto agree that service of process or notice of motion or other application in connection with any arbitration may be served by the means by which notices are to be given under this Agreement, provided that a reasonable time for appearance is allowed. Any award in such arbitration may be enforced on application of either party by the order or judgment of any Federal or state court in the State of New York as the party making such application shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto hereby submits itself to the jurisdiction of any such court and agree that service of process on it in any action, suit or proceeding to enforce any such award may be effected by the means by which notices are to be given to it under this Agreement. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expenses of its own attorneys and experts and the additional expenses of presenting its own proof.

     (f) Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     (g) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto, and any purported assignment by any party without such consent shall be void.

     (h) Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party (other than those third parties referred to in Section 9 hereof), and this Agreement shall be effective only as between the parties hereto, the third parties referred to in Section 9 hereof and their respective successors, heirs and permitted assigns.

     (i) Amendments and Waivers. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing and, in the case of any waiver by the Corporation and any amendment or supplementation to which the Corporation consents, if approved by resolution of a majority of the disinterested members of the Board of Directors of the Corporation.

     11. Confirmation.

     Please confirm your agreement to become one of the Selected Dealers under the terms and conditions set forth herein by signing the Confirmation of Acceptance attached hereto and made a part hereof and returning this letter to the Selling Agent. The enclosed duplicate of this letter is for your files.

                                     Very truly yours,

                                     BERTHEL FISHER & COMPANY
                                     FINANCIAL SERVICES, INC.

                                     By:______________________________
                                        Name:
                                        Title:


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                           Confirmation of Acceptance

     The undersigned hereby confirms its acceptance of the terms and conditions of the foregoing Selected Dealers Agreement. The undersigned understands that no selling commissions will be payable to it for sales of Units by it except as expressly set forth in Section 2 of said agreement.

     The undersigned hereby acknowledges receipt of the Prospectus and Statement of Additional Information referred to in the foregoing Selected Dealers Agreement and confirms that in executing this Confirmation of Acceptance it has relied solely upon such Prospectus and Statement of Additional Information and upon no other statements or representations whatsoever, written or oral.

Dated:_______________, 2001


                                              ______________________________
                                              Name of Firm

                                              By:___________________________
                                                 Name:
                                                 Title:

                                              ______________________________
                                              Street Address

                                              ______________________________
                                              City, State, Zip Code


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